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                                                                   EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 28, 2002

Dear Sir/Madam:

         The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audits of the financial statements of this registrant. Those individuals are no longer with Arthur Andersen LLP. We have read the first four paragraphs of
Item 4 included in the Form 8-K dated June 28, 2002 of Omtool Ltd. to be filed with the Securities and Exchange Commission and are in agreement with the statements therein.

                                              Very truly yours,

                                              /s/ Arthur Andersen LLP
                                              ---------------------------------
                                              ARTHUR ANDERSEN LLP

cc: Timothy P. Losik, Vice President, Chief Financial Officer, Chief Operating
    Officer, Secretary and Treasurer of Omtool, Ltd.